AGENCY AGREEMENT

May 18, 2004

Crosshair Exploration & Mining Corp.

Suite 2000, 1066 West Hastings Street

Vancouver, British Columbia V6E 3X2

Attention:

President

Dear Sirs:

Re:

Private Placement of Flow-Through Shares

Dundee Securities Corporation (the "Agent") understands that:

(a)

Crosshair Exploration & Mining Corp. (the "Corporation") is authorized to issue, among other things, 100,000,000 Common Shares (as hereinafter defined);

(b)

as at May 14, 2004, 16,899,203 Common Shares were outstanding as fully paid and non-assessable shares and an aggregate of 8,668,684 Common Shares were reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible and exchangeable securities and other rights to acquire Common Shares; and

(c)

the Corporation is prepared to issue and sell up to 4,000,000 flow-through common shares (the "Flow-Through Shares") at a price of $0.25 per Flow-Through Share for maximum aggregate gross proceeds of $1,000,000 on the terms and subject to the conditions contained hereinafter.

Based upon the understanding of the Agent set out above and upon the terms and subject to the conditions contained hereinafter, upon the acceptance hereof by the Corporation, the Corporation hereby appoints the Agent to act as the sole and exclusive agent of the Corporation to solicit, on a best efforts basis, offers to purchase the Offered Securities (as hereinafter defined), and the Agent hereby agrees to act as such agent.  It is understood and agreed that the Agent is under no obligation to purchase any of the Offered Securities, although it may subscribe for and purchase Offered Securities if it so desires.

The terms and conditions of this Agreement are as follows:

1.

Definitions, Interpretation and Schedules

(a)

Definitions:  Whenever used in this Agreement:

(i)

"Agent" means Dundee Securities Corporation;

(ii)

"Agreement" means the agreement resulting from the acceptance by the Corporation of the offer made by the Agent herein, including the schedules attached hereto, as amended or supplemented from time to time;

(iii)

"Ancillary Documents" means all agreements, indentures, certificates (including the Broker Warrant Certificates) and documents executed and delivered, or to be executed and delivered, by the Corporation in connection with the transactions contemplated by this Agreement or the Subscription Agreements and includes the Subscription Agreements;

(iv)

"Assistance" means assistance as that term is defined in subsection 66(15) of the Tax Act;

(v)

"Auditor" means Davidson & Company, Chartered Accountants, the auditor of the Corporation;

(vi)

"Broker Warrant Certificates" means the certificates representing the Broker Warrants;

(vii)

"Broker Warrant Shares" means the Common Shares which may be issued on the exercise of the Broker Warrants;

(viii)

"Broker Warrants" means the broker warrants which will entitle the Agent to acquire in the aggregate Common Shares equal in number to 8% of the number of Offered Securities sold at any time commencing on the Closing Date and prior to 4:00 p.m. (Vancouver time) on the date which is 12 months after the Closing Date at an exercise price of $0.25 per Common Share;

(ix)

“Business Day” means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Vancouver, British Columbia;

(x)

“Canadian Exploration Expense” or “CEE” means an expense incurred in 2004 of the nature referred to in paragraphs (f) or (g) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act or incurred in 2005 of the nature referred to in paragraph (f) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act, other than amounts which are prescribed to be “Canadian exploration and development overhead expense” for the purposes of the Tax Act or the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition “expense” in paragraph 66(15) of the Tax Act;

(xi)

"Closing" means the purchase and sale of the Offered Securities subscribed for by the Purchasers pursuant to the Subscription Agreements;

(xii)

"Closing Date" means May 17, 2004 or such other date or dates as the Corporation and the Agent may mutually agree upon in writing;

(xiii)

"Closing Time" means 10:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may mutually agree upon in writing;

(xiv)

"Commitment Amount" means the aggregate amount paid by the Purchasers of Flow-Through Shares;

(xv)

"Common Shares" means the common shares which the Corporation is authorized to issue as constituted on the date hereof;

(xvi)

"Corporation" means Crosshair Exploration & Mining Corp., a corporation incorporated under the Company Act (British Columbia) and includes any successor corporation thereto;

(xvii)

“Dollars” or “$” means lawful money of Canada;

(xviii)

"Expenditure Period" means the period commencing on the Closing Date and ending on December 31, 2005;

(xix)

“Flow-Through Mining Expenditure” means an expense which is a “flow-through mining expenditure” as defined in subsection 127(9) of the Tax Act;

(xx)

“Flow-Through Shares” means the Common Shares which constitute flow-through shares as defined in subsection 66(15) of the Tax Act;

(xxi)

"Information" means all information regarding the Corporation that is, or becomes, publicly available together with all information prepared by the Corporation and provided to the Agent or to potential purchasers of the Offered Securities, if any, and includes, but is not limited to, all material change reports, press releases and financial statements of the Corporation;

(xxii)

"Offered Securities" means up to 4,000,000 Flow-Through Shares to be issued and sold at the applicable Purchase Price under the Offering;

(xxiii)

"Offering" means the offering for sale by the Corporation on a private placement basis of the Offered Securities;

(xxiv)

"Offering Jurisdictions" means the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia and Newfoundland and such other provinces and territories of Canada, and other jurisdictions as may be mutually agreed upon by the Agent and the Corporation where the Offered Securities are offered to prospective purchasers or those provinces, territories or other jurisdictions where Purchasers reside, as the context permits or requires provided that the term "Offering Jurisdictions" shall not include the United States or any state or territory thereof;

(xxv)

"Ontario Act" means the Securities Act (Ontario) and the regulations thereunder, together with the instruments, policies, rules, orders, codes, notices and interpretation notes of the Ontario Securities Commission, as amended, supplemented or replaced from time to time;

(xxvi)

"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

(xxvii)

“Prescribed Forms” means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act filed or to be filed by the Corporation within the prescribed times renouncing to the Purchasers of the Flow-Through Shares the Resource Expenses incurred pursuant to the Subscription Agreements in respect of the Flow-Through Shares and all parts or copies of such forms required by Revenue Canada to be delivered to the Purchasers;

(xxviii)

“Prescribed Relationship” means a relationship between the Corporation and a Person where such Person and the Corporation are related or otherwise do not deal at arm’s length for purposes of the Tax Act;

(xxix)

"Purchase Price" means the price to be paid by the Purchasers for each Offered Security under the Offering, being $0.25 per Flow-Through Share;

(xxx)

"Purchasers" means the purchasers of the Offered Securities collectively;

(xxxi)

“Resource Expense” means an expense which is CEE including a Flow-Through Mining Expenditure which is incurred on or after the Closing Date and on or before the Termination Date which may be renounced by the Corporation pursuant to subsection 66(12.6) of the Tax Act with an effective date not later than December 31, 2004 and in respect of which, but for the renunciation, the Corporation would be entitled to a deduction from income for income tax purposes;

(xxxii)

"Reporting Provinces" means the Provinces of British Columbia and Alberta collectively;

(xxxiii)

"Revenue Canada" means the Canada Revenue Agency;

(xxxiv)

"Securities Commissions" means the securities regulatory authorities of the Offering Jurisdictions collectively;

(xxxv)

"Securities Laws" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the securities regulatory authorities (including the Stock Exchange) of, the Offering Jurisdictions collectively, the applicable Offering Jurisdictions, the Reporting Provinces, or the Offering Jurisdictions and the Reporting Provinces collectively, as the context permits or requires;

(xxxvi)

"Stock Exchange" means the TSX Venture Exchange;

(xxxvii)

"Subject Shares" means the Flow-Through Shares and the Broker Warrant Shares collectively;

(xxxviii)

"Subscription Agreements" means the subscription and renunciation agreements to be entered into between the Corporation and each of the Purchasers with respect to the purchase of Flow-Through Shares, collectively;

(xxxix)

“Tax Act” means the Income Tax Act (Canada), as amended, re-enacted or replaced from time to time and all rules and regulations made pursuant thereto and any proposed amendments thereto;

(xl)

“Termination Date” means December 31, 2005; and

(xli)

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

(b)

Other Defined Terms:  Whenever used in this Agreement, the words and terms "affiliate", "associate", "material fact", "material change", "misrepresentation", "senior officer" and "subsidiary" shall have the meaning given to such word or term in the Ontario Act unless specifically provided otherwise herein.

(c)

Plural and Gender:  Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and neuter.

(d)

Currency:  All references to monetary amounts in this Agreement are to lawful money of Canada.

(e)

Schedules:  The following schedules are attached to this Agreement and are deemed to be a part of and incorporated in this Agreement:

Schedule	Title

A	Legal Opinion
B	Officers' Certificate

2.

The Offered Securities

(a)

Offered Securities:  The Offered Securities are up to 4,000,000 Flow-Through Shares.

(b)

Incurring and Renouncing of CEE:  The Corporation hereby agrees to incur Resource Expenses in an amount equal to the Commitment Amount on or before the Termination Date in accordance with the Subscription Agreements in respect of the Flow-Through Shares and agrees to renounce to the Purchasers of Flow-Through Shares, with an effective date no later than December 31, 2004, pursuant to subsection 66(12.6) of the Tax Act, and, in respect of Resource Expenses incurred by the Corporation in 2005, pursuant to subsection 66(12.66) of the Tax Act, Resource Expenses in an amount equal to the Commitment Amount.  For greater certainty, the Corporation may renounce to the Purchasers of the Flow-Through Shares, with an effective date no later than December 31, 2004, either (i) Resource Expenses deemed to be incurred by it in 2005 pursuant to a renunciation to the Corporation by a corporation related to it for purposes of the Tax Act of Resource Expenses incurred by that corporation in 2005 if the renunciation by that corporation to the Corporation is pursuant to subsection 66(12.6) of the Tax Act and has an effective date in 2004, or (ii) Resource Expenses deemed to be incurred by it in 2004 pursuant to a renunciation to the Corporation by a corporation related to it for the purposes of the Tax Act of Resource Expenses incurred by that corporation in 2004 if the renunciation by that corporation to the Corporation is pursuant to subsection 66(12.6) of the Tax Act and has an effective date in 2004.

(c)

Investment Tax Credit:  The Corporation hereby agrees that it will use its best efforts to ensure that the Commitment Amount will be incurred on CEE that qualifies as a Flow-Through Mining Expenditure.

(d)

Renunciation:  The Corporation shall deliver to the Purchasers of the Flow-Through Shares, on or before March 1, 2005, the relevant Prescribed Forms, fully completed and executed, renouncing to each Purchaser of the Flow-Through Shares, Resource Expenses in an amount equal to the Commitment Amount applicable to such Purchaser with an effective date of no later than December 31, 2004, such delivery constituting the authorization of the Corporation to the Purchasers of the Flow-Through Shares to file such Prescribed Forms with applicable taxation authorities.

(e)

The Broker Warrants:  The terms and conditions, and the material attributes and characteristics, of the Broker Warrants shall be satisfactory to the Corporation and the Agent and consistent with the provisions of this Agreement.  Such terms and conditions, and material attributes and characteristics, will be contained in the Broker Warrant Certificates which will contain, among other things, anti-dilution provisions and provisions for the appropriate adjustment in the class and number of Broker Warrant Shares or other securities to be received on the exercise of Broker Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Common Shares or any payment of dividends or the amalgamation of, or other reorganization involving, the Corporation.  Subject to adjustment in accordance with the provisions of the Broker Warrant Certificates, each Broker Warrant shall entitle the holder thereof to purchase one Broker Warrant Share at any time commencing on the Closing Date and prior to 4:00 p.m. (Vancouver time) on the date which is 12 months after the Closing Date at an exercise price of $0.25 per Broker Warrant Share.

3.

The Offering

(a)

Sale on Exempt Basis:  The Agent will use the best efforts thereof to arrange for Purchasers in the Offering Jurisdictions.  The Agent shall offer for sale on behalf of the Corporation the Offered Securities in the Offering Jurisdictions in compliance with the Securities Laws of the Offering Jurisdictions and only to such Persons and in such manner so that, pursuant to the provisions of the Securities Laws of the Offering Jurisdictions, no prospectus or offering memorandum or other similar document need be filed with, or delivered to, any Securities Commission in any Offering Jurisdiction in connection therewith.

(b)

Agency Group:  The Corporation agrees that, subject to the consent of the Corporation, such consent not to be unreasonably withheld, the Agent has the right to invite one or more investment dealers to form an agency group to participate in the soliciting of offers to purchase the Offered Securities.  The Agent shall have the exclusive right to control all compensation arrangements between the members of the agency group.  The Corporation grants all of the rights and benefits of this Agreement to any investment dealer who is a member of any agency group formed by the Agent and appoints the Agent as trustee of such rights and benefits for all such investment dealers, and the Agent hereby accepts such trust and agrees to hold such rights and benefits for and on behalf of all such investment dealers.  The Agent shall ensure that any investment dealer who is a member of any agency group formed by the Agent pursuant to the provisions of this subsection  or with whom the Agent has a contractual relationship with respect to the Offering, if any, agrees with the Agent to comply with the covenants and obligations given by the Agent herein.

(c)

Covenants and Representations of the Agent:  The Agent covenants with the Corporation that (i) it will comply with the Securities Laws of the Offering Jurisdictions in which it solicits or procures subscriptions for Offered Securities in connection with the Offering, (ii) it will not solicit or procure subscriptions for Offered Securities so as to require the registration thereof or the filing of a prospectus with respect thereto under the laws of any jurisdiction, and (iii) it will obtain from each Purchaser an executed subscription agreement in a form acceptable to the Corporation and the Agent, acting reasonably.  The Agent represents and warrants that it is, and, to the best of its knowledge, each member of any agency group formed by the Agent is, qualified to so act in the Offering Jurisdictions in which such member solicits or procures subscriptions for the Offered Securities. The Agent hereby represents and warrants to the Corporation, and acknowledges that the Corporation is relying upon such representation and warranty in issuing the Broker's Warrants and Broker's Warrant Shares, that:

(i)

 the Agent is an "accredited investor" as defined in Rule 45-501 of the Ontario Securities Commission by virtue of being a company registered under the Securities Act (Ontario) as an adviser or dealer, other than a limited market dealer;

(ii)

the Agent holds all licenses and permits that are required for carrying on its business in the manner in which such business has been carried on;

(iii)

the Agent has good and sufficient right and authority to enter into this Agreement to complete the transactions on its part to be performed pursuant to this Agreement on the terms and conditions set forth herein;

(iv)

the Agent is appropriately and legally registered under the Securities Laws of the Offering Jurisdictions so as to permit it to lawfully fulfill its obligations hereunder and to distribute the Offered Securities; and

(v)

the Agent is a member in good standing on the Stock Exchange.

The representations and warranties of the Agent contained in this Agreement shall be true at the Closing Time as though they were made at the Closing Time.

(d)

Filings:  The Corporation undertakes to file or cause to be filed all forms and undertakings required to be filed by the Corporation in connection with the Offering so that the distribution of the Offered Securities may lawfully occur in the Offering Jurisdictions without the necessity of filing a prospectus or an offering memorandum in Canada and the Agent undertakes to use the commercially reasonable efforts thereof to cause the Purchasers of the Offered Securities to complete (and it shall be a condition of closing in favour of the Corporation that the Purchasers complete and deliver to the Corporation) any forms and undertakings required by the Securities Laws of the Offering Jurisdictions.  All fees payable in connection with such filings shall be at the expense of the Corporation.

(e)

No Offering Memorandum:  Neither the Corporation nor the Agent shall (i) provide to prospective purchasers of Offered Securities any document or other material that would constitute an offering memorandum within the meaning of the Securities Laws of the Offering Jurisdictions or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Securities, including but not limited to, causing the sale of the Offered Securities to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display or the Internet, or otherwise, or conduct any seminar or meeting relating to any offer and sale of the Offered Securities whose attendees have been invited by a general solicitation or advertising.

4.

Due Diligence

The Corporation shall allow the Agent to conduct all due diligence investigations, including meeting with senior management of the Corporation and the Auditor, as the Agent shall consider appropriate in connection with the Offering.

5.

Deliveries By Closing Time

(a)

Deliveries:  By the Closing Time:

(i)

all actions required to be taken by or on behalf of the Corporation including, without limitation, the passing of all required resolutions of the directors, including committees of the directors, and shareholders of the Corporation, shall have occurred in order to complete the transactions contemplated by this Agreement and the Subscription Agreements, including, without limitation, to issue the Flow-Through Shares, to create and issue the Broker Warrants and to reserve for issue and conditionally issue the Broker Warrant Shares, and a certified copy of all such resolutions shall have been delivered by the Corporation to the Agent;

(ii)

the Corporation shall have delivered or caused to be delivered to the Agent:

A.

a favourable legal opinion of counsel to the Corporation, Anfield Sujir Kennedy & Durno, addressed to, among others, the Agent and the Purchasers substantially in the form of the opinion attached hereto as Schedule A,

B.

favourable title reports from the Government of Newfoundland and Labrador Department of Mines and Energy with respect to title to the Victoria Lake, Glenwood Break, Wing's Point-Titan and North Paul's Pond properties ,

C.

a certificate dated the Closing Date signed by an appropriate officer of the Corporation and addressed to, among others, the Agent and the Purchasers with respect to the memorandum and articles of the Corporation, the resolutions of the directors and shareholders, if any, of the Corporation and any other corporate action taken relating to this Agreement and the Ancillary Documents and with respect to such other matters as the Agent may reasonably request and including specimen signatures of the signing officers of the Corporation,

D.

a certificate dated the Closing Date addressed to, among others, the Agent and the Purchasers signed by the chief executive officer of the Corporation or any two other senior officers of the Corporation acceptable to the Agent substantially in the form of the certificate attached hereto as Schedule B,

E.

a Subscription Agreement from each Purchaser accepted by the Corporation,

F.

definitive certificates representing the Offered Securities registered in the names of the Purchasers or in such other names as the Purchasers or the Agent may direct,

G.

definitive certificates representing the Broker Warrants registered in the names of the Agent or in such other name or names as the Agent may direct, and

H.

such further documents as may be contemplated by this Agreement or as the Agent may reasonably require,

all in form and substance satisfactory to the Agent; and

(iii)

the Agent shall have delivered or cause to be delivered to the Corporation:

A.

payment of the aggregate Purchase Price for the Flow-Through Shares purchased by the Purchasers by certified cheque or bank draft payable to the Corporation against delivery from the Corporation to the Agent of a receipt for the gross Purchase Price for the Flow-Through Shares and a bank draft in full payment of the Agent's fee set out in section 7(a) and expenses, and

B.

such further documents as may be contemplated by this Agreement or as the Corporation may reasonably require,

all in form and substance satisfactory to the Corporation.

6.

Closing

(a)

Closing:  The Closing shall be completed at the offices of counsel for the Corporation at the Closing Time on the Closing Date.

(b)

Conditions of Closing:  The following are conditions precedent to the obligation of the Agent to complete the Closing and of the Purchasers to purchase the Offered Securities, which conditions the Corporation hereby covenants and agrees to use the best efforts thereof to fulfill within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Agent:

(i)

the Corporation shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents (including those of the Stock Exchange) required for the completion of the transactions contemplated by this Agreement, all in a form satisfactory to the Agent, and the Stock Exchange shall have conditionally approved the listing thereon of the Subject Shares, subject to the fulfillment of normal conditions;

(ii)

receipt by the Agent of the documents set forth in section  of this Agreement to be delivered to the Agent;

(iii)

the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(iv)

the Corporation having complied with all covenants, and satisfied all terms and conditions, contained herein to be complied with and satisfied by the Corporation at or prior to the Closing Time; and

(v)

the Agent not having previously terminated the obligations thereof pursuant to this Agreement.

7.

Fee

(a)

Commission:  In consideration of the agreement of the Agent to act as Agent of the Corporation in respect of the Offering, and in consideration of the services performed and to be performed by the Agent in connection therewith, including, without limitation:

(i)

acting as Agent of the Corporation to solicit, on a best efforts basis, offers to purchase the Offered Securities;

(ii)

participating in the preparation of the form of the Subscription Agreements and certain of the Ancillary Documents; and

(iii)

advising the Corporation with respect to the private placement of the Offered Securities;

the Corporation shall pay to the Agent or as the Agent may otherwise direct at the Closing Time against receipt of payment of the purchase price for the Offered Securities, a fee of 8% of the aggregate Purchase Price for the Offered Securities.

(b)

Taxes:  The Corporation and the Agent acknowledge and agree that if a separate fee would have been charged to the Corporation for the services described in clause  above, such separate fee would represent more than 50% of the fee payable to the Agent, and the Corporation hereby further acknowledges and agrees that the Agent will rely on the foregoing statement in not charging federal goods and services tax on such fee and that the Corporation will forthwith pay to the Agent any such tax and any applicable interest and penalties to the extent determined to be exigible.

(c)

Broker Warrants:  In addition to the commission payable to the Agent pursuant to subsection  hereof, as additional consideration for the services performed and to be performed by the Agent hereunder, the Corporation shall issue to the Agent or as the Agent may otherwise direct at the Closing Time Broker Warrants which entitle the holders thereof to acquire in the aggregate Common Shares equal in number to 8% of the number of Offered Securities sold, in form and substance satisfactory to the Agent.

8.

Representations and Warranties

The Corporation hereby represents and warrants to the Agent and the Purchasers, and acknowledges that the Agent and the Purchasers are relying upon each of such representations and warranties in completing the Closing, as follows:

(a)

Subsidiaries:  The Corporation does not have any subsidiaries within the meaning of the Securities Act (British Columbia).

(b)

Incorporation and Organization: The Corporation has been incorporated and organized and is a valid and subsisting corporation and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof, and the minute books of the Corporation are true and correct and contain the minutes of all meetings and resolutions of the directors and shareholders thereof.

(c)

Extra-provincial Registration:  The Corporation is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and to the best of its knowledge, is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction.

(d)

Authorized Capital:  The Corporation is authorized to issue, among other things, unlimited Common Shares, of which, as of May 14, 2004, 16,899,203 Common Shares were issued and outstanding as fully paid and non-assessable shares.

(e)

Reserved Shares:  The Corporation will reserve or set aside sufficient shares in its treasury to issue the Flow-Through Shares and the Broker Warrant Shares.

(f)

Listing:  The Common Shares are, and at the time of issue of the Purchased Securities will be, listed on the Stock Exchange and the Flow-Through Shares will, at the time of issue, be conditionally listed on the Stock Exchange.

(g)

Certain Securities Law Matters:  The Common Shares are listed only on the Stock Exchange.  The Corporation is a reporting issuer or the equivalent only in the Reporting Provinces and is not in default of any requirement of the Securities Laws of any of such Reporting Provinces or the Stock Exchange and the Common Shares are not registered under the Securities Exchange Act of 1934 (United States), as amended.

(h)

Resale of Securities:  The Flow-Through Shares will not be subject to a restricted period or statutory hold period under the Securities Laws of the Offering Jurisdictions as such laws exist as of the date hereof or to any resale restriction under the policies of the Stock Exchange, as such policies exist as of the date hereof, which extends beyond four months and one day after the Closing Date.

(i)

Rights to Acquire Securities:  No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Corporation, or any other security convertible into or exchangeable for any such shares, or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital, except for, as at May 14, 2004, an aggregate of 8,668,684 Common Shares were reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Common Shares.

(j)

Rights Plan:  The directors of the Corporation have not adopted a shareholder rights plan or a similar plan and the Corporation is not party to what is commonly referred to as a shareholder rights plan agreement.

(k)

No Pre-emptive Rights:  The issue of the Offered Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

(l)

Offered Securities:  Excepting any actions to be taken by the Agent as may be required under the Agency Agreement or that the Agent is required to make in order to comply with the registration exemptions available under the Securities Laws of the Offering Jurisdictions, the Corporation will use its reasonable best efforts to ensure that the issue by the Corporation to the Subscriber of the Offered Securities will be exempt from the registration and prospectus requirements of Securities Laws.

(m)

Issue of Offered Securities:  All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, the Offered Securities and, upon payment of the requisite consideration therefor, the Flow-Through Shares will be validly issued as fully paid and non-assessable shares.

(n)

Consents, Approvals and Conflicts:  None of the offering and sale of the Offered Securities, the execution and delivery of this Agreement or the Ancillary Documents, the compliance by the Corporation with the provisions of this Agreement and the Ancillary Documents or the consummation of the transactions contemplated herein and therein including, without limitation, the issue of the Offered Securities to the Subscribers for the consideration and upon the terms and conditions as set forth herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under Securities Laws and will be obtained by the Closing Date, or (C) such as may be required by the policies of the Stock Exchange and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation is a party or by which it or any of the properties or assets thereof is bound, or the memorandum or articles of the Corporation or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation.

(o)

Authority and Authorization:  The Corporation has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof and the Corporation has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents and to observe and perform the provisions of this Agreement and the Ancillary Documents in accordance with the provisions hereof and thereof including, without limitation, the issue of the Offered Securities to the Purchasers for the consideration and upon the terms and conditions set forth herein.

(p)

Validity and Enforceability:  Each of this Agreement and the Subscription Agreements has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable laws.

(q)

Broker Warrants:

(i)

The Corporation has all requisite corporate power and authority to issue the Broker Warrants and to enter into, execute and deliver and to carry out the obligations thereof under the Broker Warrant Certificates.  All necessary corporate action has been taken by the Corporation to authorize the issue of the Broker Warrants in accordance with the terms and conditions hereof and, when issued, the Broker Warrants will be validly issued and to authorize the creation, execution, delivery and performance of the Broker Warrant Certificates and to observe and perform the provisions of the Broker Warrant Certificates in accordance with the provisions thereof including, without limitation, the issue of the Broker Warrant Shares for the consideration and upon the terms and conditions set forth in the Broker Warrant Certificates, and upon the issue thereof, the Broker Warrant Shares will be validly issued as fully paid and non-assessable shares.

(ii)

The Broker Warrant Certificates constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with the terms thereof except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable laws.  None of the issue of the Broker Warrants, the execution and delivery of the Broker Warrant Certificates, the compliance by the Corporation with the provisions of the Broker Warrant Certificates or the consummation of the transactions contemplated therein, including without limitation, the issue of the Broker Warrant Shares for the consideration and upon the terms and conditions set forth in the Broker Warrant Certificates, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under applicable Securities Laws and will be obtained by the Closing Date, or (C) such as may be required under the policies of the Stock Exchange and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation is a party or by which it or any of the properties or assets thereof is bound, or the memorandum or articles of the Corporation or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation.

(iii)

None of the issue of the Broker Warrants or the Broker Warrant Shares will be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

(iv)

The issue by the Corporation to the Agent of the Broker Warrants will be exempt from the registration and prospectus requirements of the Securities Laws of the Offering Jurisdictions.  The Broker Warrant Shares will not be subject to a restricted period or statutory hold period under the Securities Laws of the Offering Jurisdictions or to any resale restrictions under the policies of the Stock Exchange which extends beyond four months and one day after the Closing Date.

(r)

Public Disclosure:  Each of the documents which contains any of the Information is, as of the date thereof, in compliance in all material respects with the Securities Laws of the Reporting Provinces.  There is no fact known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or the ability of the Corporation to perform its obligations under this Agreement or the Ancillary Documents or which would otherwise be material to any Person intending to make an equity investment in the Corporation.

(s)

Timely Disclosure:  The Corporation is in compliance with all timely disclosure obligations under the Securities Laws of the Reporting Provinces, and, without limiting the generality of the foregoing, there has not occurred any material adverse change, in the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation which, if required by the Securities Laws of the Reporting Provinces, has not been publicly disclosed and none of the documents filed by or on behalf of the Corporation pursuant to the Securities Laws of the Reporting Provinces contain a misrepresentation (as such term is defined in the Securities Act (British Columbia)) at the date of the filing thereof.

(t)

No Cease Trade Order:  No order preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation or any of its directors, officers or promoters or of any company that has common directors, officers or promoters is currently outstanding and no proceedings for any of such purposes have been instituted or, to the best of the knowledge of the Corporation, are pending, contemplated or threatened.

(u)

Accounting Controls:  The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are completed in accordance with the general or a specific authorization of management of the Corporation; (ii) transactions are recorded as necessary to permit preparation of financial statements for the Corporation in conformity with Canadian generally accepted accounting principles and to maintain asset accountability; (iii) access to assets of the Corporation is permitted only in accordance with the general or a specific authorization of management of the Corporation; and (iv) the recorded accountability for assets of the Corporation is compared with the existing assets of the Corporation at reasonable intervals and appropriate action is taken with respect to any differences therein.

(v)

Financial Statements:  The audited financial statements of the Corporation for the year ended April 30, 2003, together with the auditors' report thereon and the notes thereto, and the unaudited interim financial statements of the Corporation for the period ended January 31, 2004 and the notes thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such financial statements), are substantially correct in every particular and present fairly the financial condition and position of the Corporation as at the dates thereof and such financial statements contain no statement of a material fact which is untrue on the date of such financial statements and do not omit to state any material fact which is required by Canadian generally accepted accounting principles  to be stated or reflected therein or which is necessary to make the statements contained therein not misleading and no adverse material changes in the financial position of the Corporation have taken place since the date thereof, and the auditors who audited such financial statements are independent of the Corporation.

(w)

Changes in Financial Position:  Since April 30, 2003:

(i)

the Corporation has not paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor or made any other distribution on any of its common shares or securities of any class;

(ii)

the Corporation has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material;

(iii)

the Corporation has not entered into any material transaction;

(iv)

the Corporation has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or securities or agreed to do any of the foregoing; and

(v)

there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation as set forth in its financial statements and there has not been any material adverse change in the  business, operations or condition (financial or otherwise) or results of the operations of the Corporation, since April 30, 2003 and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the business of the Corporation, except in each case as disclosed in the Information.

(x)

Insolvency:  The Corporation has not has committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any Person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it.

(y)

No Contemplated Changes:  Except as disclosed in the Information, the Corporation has not approved, is not contemplating, has not entered into any agreement in respect of, and has no knowledge of:

(i)

the purchase of any property or assets or any interest therein or the sale, transfer or other disposition of any property or assets or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares or otherwise;

(ii)

the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or otherwise) of the Corporation; or

(iii)

a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation.

(z)

Insurance:  The assets of the Corporation and the business and operations thereof are not insured against loss or damage.

(aa)

Taxes and Tax Returns:  All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Corporation have been paid.  The Corporation has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, business or affairs of the Corporation and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Corporation or the payment of any material tax, governmental charge, penalty, interest or fine against the Corporation.  There are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Corporation has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

(bb)

Compliance with Laws, Licenses and Permits:  To the best of its knowledge, the Corporation has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, including without limitation, all laws, regulations and statutes relating to mining claims, concessions, licenses or leases and mining generally, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and the Corporation has not received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially adversely affect the conduct of the business or operations of, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Corporation.

(cc)

Agreements and Actions:  The Corporation is not in violation of any term of its memorandum or articles.  The Corporation is not in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would, or could, result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs or operations of the Corporation, nor is the Corporation in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the knowledge of the Corporation after due inquiry, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs, prospects or operations of the Corporation or on any of the material properties or assets thereof or in any material liability on the part of the Corporation or which places, or could place, in question the validity or enforceability of this Agreement or any document or instrument delivered, or to be delivered, by the Corporation pursuant hereto or thereto, and all agreements by which the Corporation holds an interest in a property, business or asset are in good standing according to their terms.

(dd)

Owner of Property:  The Corporation is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material property or assets thereof as described in the Information, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Information, and no other property rights are necessary for the conduct of the business of the Corporation as currently conducted or contemplated to be conducted, there are no restrictions on the ability of the Corporation to use, transfer or otherwise exploit any such property rights, the Corporation does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and, except as disclosed in the Information, the Corporation does not have any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

(ee)

Mineral Rights:  The Corporation holds either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Corporation has an interest as described in the Information under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Corporation has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Corporation has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation has an interest as described in the Information granting the Corporation the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation, with only such exceptions as do not materially interfere with the use made by the Corporation of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation.

(ff)

Property Agreements:  Any and all of the agreements and other documents and instruments pursuant to which the Corporation holds the property and assets thereof (including an interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, the Corporation is not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid.  None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Information.

(gg)

No Defaults:  The Corporation is not in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Corporation is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a material adverse effect upon the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation.

(hh)

Compliance with Employment Laws:  Except as disclosed in the Information, the Corporation is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact concerning the Corporation or result in an adverse material change to the Corporation, and has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Corporation after due inquiry, threatened against the Corporation, no union representation question exists respecting the employees of the Corporation and no collective bargaining agreement is in place or currently being negotiated by the Corporation, the Corporation has not received any notice of any unresolved matter and there are no outstanding orders under the  employment, labour, workers' compensation and workplace safety legislation in any jurisdiction in which the Corporation carries on business or has employees, no employee has any agreement as to the length of notice required to terminate his or her employment with the Corporation in excess of twelve months or equivalent compensation and all benefit and pension plans of the Corporation are funded in accordance with applicable laws and no past service funding liability exist thereunder.

(ii)

Employee Plans:  The Corporation has no plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former officer, director, employee or consultant of the Corporation.

(jj)

Accruals:  All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Corporation have been accurately reflected in the books and records of the Corporation.

(kk)

Work Stoppage:  There has not been, and there is not currently, any labour trouble which is adversely effecting or could adversely effect, in a material manner, the conduct of the business of the Corporation.

(ll)

Environmental Compliance:  Except as disclosed in the Information, the Corporation:

(i)

and the property, assets and operations thereof comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)

does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, the Corporation or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)

has not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Corporation has no any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or the property, assets, business or operations thereof;

(iv)

does not store any hazardous or toxic waste or substance on the property thereof and has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Corporation carries on business, in each case other than in compliance with Environmental Laws; and

(v)

is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Law.

(mm)

No Litigation:  Except as disclosed in the Information, there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Corporation after due inquiry, threatened against or which adversely affect the Corporation or to which any of the property or assets thereof is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or its ability to perform the obligations thereof and the Corporation is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or the ability of the Corporation to perform its obligations under this Agreement or the Ancillary Documents.

(nn)

Non-Arm's Length Transactions:  Except as disclosed in the Information, the Corporation does not owe any amount to, nor has the Corporation any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder thereof or any Person not dealing at "arm's length" (as such term is defined in the Income Tax Act (Canada)) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation.  Except usual employee or consulting arrangements made in the ordinary and normal course of business, the Corporation is not a party to any contract, agreement or understanding with any officer, director, employee or securityholder thereof or any other Person not dealing at arm's length with the Corporation.  Insofar as the Corporation is aware, no officer, director or employee of the Corporation and no Person which is an affiliate or associate of any of the foregoing Person, owns, directly or indirectly, any interest (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company) in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in, a business competitive with the business of the Corporation which could materially adversely impact on the ability to properly perform the services to be performed by such Person for the Corporation.  Insofar as the Corporation is aware, no officer, director, employee or securityholder of the Corporation has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation except for claims in the ordinary and normal course of the business of the Corporation such as for accrued vacation pay or other amounts or matters which would not be material to the Corporation.

(oo)

Flow-Through Shares:  Upon issue, the Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not and will not be prescribed shares within the meaning of section 6202.1 of the regulations to the Tax Act.

(pp)

Principal-Business Corporation:  The Corporation is a "principal-business corporation" as defined in subsection 66(15) of the Tax Act and will continue to be a "principal-business corporation" until such time as all of the Resource Expenses required to be renounced under the Subscription Agreements have been incurred and validly renounced pursuant to the Tax Act.

(qq)

Commitment Amount:  The Corporation has no reason to believe that it will be unable to incur, on or after the Closing Date and on or before the Termination Date or that it will be unable to renounce to the Subscriber effective on or before December 31, 2004, Resource Expenses in an aggregate amount equal to the Commitment Amount and the Corporation has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

(rr)

Share Certificates:  The definitive form of certificate for the Common Shares complies with the requirements of the Stock Exchange.

(ss)

Broker Fees:  Other than the Agent, there is no person, firm or corporation acting or purporting to act at the request of the Corporation who is entitled to any brokerage or finder's fee in connection with the Offered Securities.

(tt)

Material Contracts:  The Corporation is not a party to any material contracts other than as disclosed in the Information and each of the material contracts referred to in the Information to which the Corporation is a party have been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation, enforceable in accordance with their respective terms.

(uu)

Subscription Agreements:  The representations made by the Corporation in the Subscription Agreements to be entered into between the Corporation and the Purchasers and any other written or oral representation made by the Corporation to a Purchaser or potential Purchaser in connection with the Offering will be accurate in all material respects and will omit no fact, the omission of which will make such representation misleading.

(vv)

Continued Accuracy:  All of the representations and warranties made by the Corporation in this Agreement will continue to be true and correct as of the Closing Time.

9.

Covenants of the Corporation

(a)

Consents and Approvals:  Immediately following the acceptance by the Corporation hereof, the Corporation covenants and agrees with the Agent and the Purchasers that the Corporation will:

(i)

obtain, to the extent not already obtained, the necessary regulatory consents from the Stock Exchange and, to the extent necessary, from the Securities Commissions of the Offering Jurisdictions for the Offering on such terms as are mutually acceptable to the Agent and the Corporation, acting reasonably;

(ii)

arrange for the listing of the Subject Shares on the Stock Exchange as soon as possible; and

(iii)

make all necessary filings to obtain all other necessary regulatory and other consents and approvals required in connection with the transactions contemplated by this Agreement.

(b)

General:  The Corporation hereby covenants and agrees with the Agent and the Purchasers that the Corporation will:

(i)

for a period of a least 12 months from the Closing Date, the Corporation shall use its best efforts to remain a validly subsisting corporation licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the properties owned or leased by the Corporation or the nature of the activities conducted by the Corporation make such licensing, registration or qualification necessary and shall carry on the business thereof in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction;

(ii)

fulfill all legal requirements, other than those required to be fulfilled by the Agent, to permit the creation, issue, offering and sale of the Offered Securities, the creation and issue of the Brokers Warrants and the issue of the Broker Warrant Shares as contemplated in this Agreement including, without limitation, compliance with the Securities Laws of the Offering Jurisdictions to enable the Offered Securities to be offered for sale and sold to the Purchasers and the Broker Warrants to be issued to the Agent without the necessity of filing a prospectus in the Offering Jurisdictions;

(iii)

during the period commencing on the date hereof and ending on the conclusion of the distribution of the Flow-Through Shares, give the Agent prompt written notice of any material change (actual, proposed, anticipated, or threatened) in or affecting the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation;

(iv)

deliver to the Agent a copy of all press releases made and material change reports and other documents filed with any regulatory authority forthwith upon such press release being made or material change report or other document being filed until 30 days after the Closing Date;

(v)

during the period commencing with the date hereof and ending on the conclusion of the distribution of the Flow-Through Shares promptly inform the Agent of:

(i)

any request of any securities commission, stock exchange, or similar regulatory authority for any information relating to the Corporation or its directors, officers or insiders;

(ii)

the issuance by a securities commission, stock exchange or similar regulatory authority or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat or institution of any proceedings for that purpose; and

(iii)

the receipt by the Corporation of any communication from any securities commission, stock exchange, or similar regulatory authority relating to the Information or the distribution of the Flow-Through Shares;

(vi)

use its commercial best efforts to maintain the listing on the Stock Exchange of the class of shares of which the Subject Shares form a part for a period of at least 12 months after the Closing Date.  The Corporation shall obtain from the Stock Exchange not later than the Closing Date, conditional approval to issue the Offered Securities;

(vii)

use its best efforts to maintain its status thereof as a reporting issuer not in default under the securities legislation of each of the Reporting Provinces for a period of 12 months after the Closing Date; and

(viii)

forthwith after the Closing Date file such documents as may be required under the Securities Laws of the Offering Jurisdictions relating to the offering of the Offered Securities which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed under the Ontario Act, Form 45-103F4 in the provinces of British Columbia and Alberta and the equivalent thereof in all other Offering Jurisdictions.

(c)

Flow-Through Shares:  The Corporation hereby covenants with the Agent and the Purchasers of the Flow-Through Shares that:

(i)

the Corporation shall incur as soon as possible and in any event, during the Expenditure Period, Resource Expenses in an amount not less than the Commitment Amount;

(ii)

the Corporation shall renounce in favour of the Purchasers of the Flow-Through Shares and take all other actions necessary under the Tax Act and within the time periods required under the Tax Act in order for such renunciation to be valid and effective on or before December 31, 2004, Resource Expenses in an amount not less than the Commitment Amount;

(iii)

the Corporation shall file, pursuant to the Tax Act and any applicable provincial tax statute on a timely basis, the prescribed forms, including, without limitation, the form T100 and any applicable provincial equivalent required to be filed by the end of the month after the month in which the Closing Date occurs, together with a copy of the Subscription Agreements in respect of the Flow-Through Shares and all required supporting documents;

(iv)

the Corporation shall provide to the Purchasers of the Flow-Through Shares, as soon as possible after the Corporation has renounced Resource Expenses, all information and documents that the Purchasers of the Flow-Through Shares may reasonably require for income tax purposes;

(v)

the Corporation shall keep proper and complete books, records and accounts of all expenses incurred by the Corporation and all transactions affecting the Purchasers of the Flow-Through Shares and the use of the Commitment Amount and, upon reasonable notice, if required by the Purchasers of the Flow-Through Shares in order to satisfy any demand or request by Revenue Canada, if applicable, to make such books, records and accounts available for inspection and audit by or on behalf of the Purchasers of the Flow-Through Shares or Revenue Canada, if applicable;

(vi)

if the Corporation fails to renounce in favour of the Purchasers of the Flow-Through Shares, effective on or before December 31, 2004, Resource Expenses in an amount, after any adjustment pursuant to subsection 66(12.73) of the Tax Act, at least equal to the Commitment Amount, the Corporation shall pay forthwith after such failure becomes known an amount equal to the amount of any tax (within the meaning of subparagraph 6202.1(5)(b) of the regulation to the Tax Act) payable by the Purchasers of the Flow-Through Shares under the Tax Act, if applicable, or the laws of any other province of Canada, as a consequence of such failure to renounce by the Corporation;

(vii)

the Corporation shall file with Revenue Canada within the time prescribed under subsection 66(12.68) of the Act the forms prescribed for the purposes of such legislation together with a copy of the Subscription Agreements in respect of the Flow-Through Shares and any "selling instrument" contemplated by such legislation and by the Subscription Agreements in respect of the Flow-Through Shares;

(viii)

the Corporation shall maintain its status as a "principal business corporation" as defined in subsection 66(15) of the Tax Act until January 1, 2006;

(ix)

the Corporation shall incur and renounce Resource Expenses pursuant to the Subscription Agreements in respect of the Flow-Through Shares before incurring and renouncing Resource Expenses pursuant to any other agreement which it has entered into or shall enter into with any Person with respect to the issue of Common Shares which are Flow-Through Shares or securities which are exchangeable or exercisable for, or convertible into, Common Shares which are Flow-Through Shares, the Corporation shall not, without the prior written consent of the Agent (which consent may be withheld in the sole discretion of the Agent) (i) enter into any other agreement which would prevent or restrict its ability to renounce to the Purchasers of the Flow-Through Shares, Resource Expenses in the amount of the Commitment Amount, or (ii) enter into any agreement in 2004 which provides for the issue of Common Shares which are Flow-Through Shares or securities exchangeable or exercisable for, or convertible into, Common Shares which are Flow-Through Shares, at an effective price per Common Share which is less than $0.25 and, if the Corporation is required under the Tax Act to reduce Resource Expenses previously renounced to the Purchasers of the Flow-Through Shares, the reduction shall be made pro rata by number of Flow-Through Shares purchased and provided that the Corporation shall not reduce Resource Expenses renounced to the Purchasers of the Flow-Through Shares under the Subscription Agreements in respect thereof until it has first reduced to the extent possible all CEE renounced to Persons other than the Purchasers of the Flow-Through Shares;

(x)

the Resource Expenses to be renounced by the Corporation to the Purchasers of the Flow-Through Shares:

A.

will constitute Resource Expense, with the Corporation using its best efforts to ensure that such Resource Expense qualifies as a Flow-Through Mining Expenditure, on the effective date of the renunciation,

B.

will not include expenses that are "Canadian exploration and development overhead expenses" (as defined in the Regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Corporation or amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the applicable period as described in the definition of "expenses" in subsection 66(15) of the Tax Act,

C.

will not include any amount that has previously been renounced by the Corporation to the Purchasers of the Flow-Through Shares or to any other Person,

D.

would be deductible by the Corporation in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Purchasers of the Flow-Through Shares, and

E.

will not be subject to any reduction under subsection 66(12.73) of the Tax Act;

(vi)

the Corporation shall not reduce the amount renounced to the Purchasers of the Flow-Through Shares pursuant to subsection 66(12.6) of the Tax Act;

(vii)

the Corporation shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expense to the Purchasers of the Flow-Through Shares in an amount equal to the Commitment Amount;

(viii)

if the Corporation receives, or becomes entitled to receive, any government assistance which is described in paragraph (a) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations made under the Tax Act and the receipt or entitlement to receive such government assistance has or will have the effect of reducing the amount of CEE validly renounced to the Purchasers of the Flow-Through Shares to less than the Commitment Amount, the Corporation shall to the extent it is commercially reasonable to do so, incur on or before the Termination Date sufficient additional Resource Expenses so that it is able to renounce an amount equal to the Commitment Amount to the Purchasers, after accounting for government assistance received, and to the extent it is not able to do so, the Corporation shall remit to the Purchasers of the Flow-Through Shares the benefit of all amounts received or receivable in respect of such government assistance to the extent of such reduction; and

(xiv)

the Corporation shall deliver to the Purchasers of the Flow-Through Shares on or before March 1, 2005, a list of the provinces, territories or other jurisdictions in Canada where the Corporation has incurred, or intends to incur, Resource Expenses together with the amount incurred in each such province, territory or jurisdiction.

(d)

Use of Proceeds:  The Corporation will use the gross proceeds of the Flow-Through Shares sold under the Offering for the exploration of the properties of the Corporation located in Canada.

(e)

Issues of Further Securities:  The Corporation will not, without the prior written consent of the Agent, such consent not to be unreasonably withheld, agree to create, issue or sell, or create, issue or sell, any Common Shares or any securities exchangeable or exercisable for, or convertible into, any Common Shares, at an effective price per Common Share which is less than $0.25 other than:

(i)

as contemplated hereby; or

(ii)

Common Shares issuable under existing options or incentive plans, convertible, exchangeable or exercisable securities or other rights to acquire Common Shares which are disclosed as of the date hereof in the Information;

(iii)

as consideration for an arm's length acquisition effected by the Corporation in the ordinary course of business,

at any time prior to 90 days after the Closing Date nor shall the Corporation publicly announce prior to 90 days after the Closing Date any intention to do so thereafter.

10.

Termination

(a)

Right of Termination:  The Agent shall be entitled, at the sole option thereof, to terminate and cancel, without any liability on the part of the Agent, all of the obligations thereof under this Agreement and the obligations of any Person who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to or at the Closing Time if:

(i)

the Agent is not satisfied in the sole discretion thereof with the results of the due diligence review and investigation of the Corporation conducted by the Agent;

(ii)

there is in the sole opinion of the Agent a material change or change in a material fact or new material fact or an undisclosed material fact or material change which might be expected to have an adverse effect on the condition (financial or otherwise), capital, property, assets, operations, business, affairs, profitability or prospects of the Corporation or on the market price or value of the Common Shares or any other securities of the Corporation or on the marketability of the Offered Securities;

(iii)

there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry or other event, action or occurrence of any nature whatsoever which, in the sole opinion of the Agent, seriously affects, or could seriously affect, the financial markets, the condition (financial or otherwise), capital, property, assets, operations, business, affairs, profitability or prospects of the Corporation or the market price or value of the Common Shares or any other securities of the Corporation or the marketability of the Offered Securities;

(iv)

the state of the financial markets is such that in the sole opinion of the Agent it would be unprofitable to offer or continue to offer for sale the Offered Securities;

(v)

any order or ruling is issued, or any inquiry, action, suit, proceeding or investigation (whether formal or informal) is instituted or announced or threatened in relation to the Corporation or any of the directors, officers or principal shareholders of the Corporation (other than one based solely upon the activities or alleged activities of the Agent) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the offered Securities, the Common Shares or any other securities of the Corporation (other than one based solely upon the activities or alleged activities of the Agent) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Offered Securities, the Common Shares or any other securities of the Corporation (other than one based solely upon the activities or alleged activities of the Agent) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Offered Securities, the Common Shares or any other securities of the Corporation;

(vi)

any order to cease or suspend trading in any securities of the Corporation is made, threatened or announced by the Stock Exchange or any other securities regulatory authority; or

(vii)

the Corporation is in breach of any term, condition, covenant or agreement contained in this Agreement or in any Subscription Agreement or any representation or warranty given by the Corporation in this Agreement or in any Subscription Agreement is or becomes untrue, false or misleading.

(b)

Rights on Termination:  Any termination by the Agent pursuant to subsection  hereof shall be effected by notice in writing delivered by the Agent to the Corporation at the address thereof as set out in section  hereof.  The right of the Agent to so terminate the obligations thereof under this Agreement is in addition to such other remedies as the Agent may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.  In the event of a termination by the Agent pursuant to subsection  hereof there shall be no further liability on the part of the Agent to the Corporation or of the Corporation to the Agent except any liability which may have arisen or may thereafter arise under either section  or  hereof.

11.

Indemnity and Contribution

(a)

Indemnity:  The Corporation hereby covenants and agrees to protect, indemnify and save harmless the Agent and each investment dealer which is a member of any agency group formed by the Agent in connection with the Offering, each of the associates and affiliates of each of them and the respective directors, officers, employees, shareholders, partners, advisors and agent of each of the Agent and each investment dealer which is a member of any agency group formed by the Agent in connection with the Offering and of each of the associates and affiliates of each of them (in this section  each an "Indemnified Person" and collectively the "Indemnified Persons") from and against all losses (other than a loss of profits and commissions), claims, damages, payments, liabilities, costs and expenses (including the amount paid in settlement of any claim, action, suit or proceeding and the fees and expenses of counsel on a solicitor and his own client basis incurred obtaining advice in respect of, or in defending, any such claim, action, suit or proceeding), joint or several, of whatsoever nature or kind to which an Indemnified Person may become subject or otherwise involved in any capacity under statute or common law or otherwise caused or incurred by reason of or in any way arising, directly or indirectly, from, by virtue of, or related to, enforcing the provisions of this Agreement or any Subscription Agreement, or:

(i)

the Agent having acted as the agent of the Corporation in respect of the Offering (other than by reason of the negligence, willful misconduct or bad faith of the Agent);

(ii)

any statement or information contained in the Information which at the time and in light of the circumstances under which it was made containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, false or misleading;

(iii)

the failure or contravention by the Corporation to comply with the continuous disclosure obligations and requirements under the Securities Laws of the Reporting Jurisdictions at any time before the Closing Time unless such failure or contravention is related to the acts or omissions of the Agent;

(iv)

any order made or inquiry, investigation or proceeding commenced or threatened by any officer or official of the Stock Exchange, any securities commission or authority or any other competent authority, not based upon the activities or the alleged activities of either the Agent or any member of any agency group formed by the Agent in connection with the Offering;

(v)

the non-compliance or alleged non-compliance by the Corporation with any of the Securities Laws of the Offering Jurisdictions or any other applicable law in connection with the transactions contemplated herein unless such non-compliance or alleged non-compliance is related to the acts or omissions of the Agent;

(vi)

any negligence or willful misconduct by the Corporation relating to or connected with the sale by the Corporation of the Offered Securities; or

(vii)

the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Securities or any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Securities being or being alleged to be untrue, false or misleading.

If any matter or thing contemplated by this section  shall be asserted against any Indemnified Person in respect of which indemnification is or might reasonably be considered to be provided hereunder, such Indemnified Person shall notify the Corporation as soon as possible of the nature of such claim and the Corporation shall be entitled, but not required, to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to the Indemnified Person and that no settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other of them and the Corporation shall not be liable for any settlement of any such claim unless it has consented in writing to such settlement.

(b)

Counsel:  In any claim referred to in section  hereof, the Indemnified Person shall have the right to retain one(1) legal counsel to act on behalf of all Indemnified Persons (unless such counsel has a conflict of interest in representing one or more of the Indemnified Persons in which case the Indemnified Person may appoint one additional counsel to represent the other Indemnified Persons) provided that the fees and disbursements of such separate legal counsel shall be paid by the Indemnified Person unless:

(i)

the Corporation fails to assume the defence of such claim on behalf of the Indemnified Person within ten days of receiving written notice of such claim;

(ii)

the Corporation and the Indemnified Person shall have mutually agreed to the retention of such separate legal counsel; or

(iii)

the named parties to such claim (including any added, third or impleaded parties) include both the Corporation and the Indemnified Person and the Indemnified Person has been advised by legal counsel that representation of both the Corporation and the Indemnified Person by the same legal counsel would be inappropriate due to actual or potential differing interests between them;

in which event or events the fees and disbursements of such separate legal counsel shall be paid by the Corporation, subject as hereinafter provided.  Where more than one Indemnified Person is entitled to retain separate counsel in the circumstances described in this subsection , all Indemnified Persons shall be represented by one separate legal counsel and the fees and disbursements of only one separate legal counsel for all Indemnified Persons shall be paid by the Corporation, unless:

(I)

the Corporation and the Indemnified Persons have mutually agreed to the retention of more than one legal counsel for the Indemnified Persons; or

(ii)

the Indemnified Persons have or any of them has been advised in writing by legal counsel that representation of all of the Indemnified Persons by the same legal counsel would be inappropriate due to actual or potential differing interests between them.

(c)

Waiver of Right:  The Corporation hereby waives its right to recover contribution from the Agent and the other Indemnified Persons with respect to any liability of the Corporation by reason of or arising out of the indemnity provided by the Corporation in this section ; provided, however, that such waiver shall not apply in respect of an Agent for any liability directly caused or incurred by reason or arising out of any information or statements relating solely to, and provided by, such Agent or any failure by such Agent in connection with the Offering to provide to Purchasers any document which the Corporation is required to provide to the Purchasers and which the Corporation has provided or made available to the Agent to forward to the Purchasers.

(d)

Contribution:

(i)

In order to provide for just and equitable contribution in circumstances in which the indemnity contained in this section  is, for any reason of policy or otherwise, held to be unavailable, in whole or in part, to an Indemnified Person other than in accordance with the provisions of such section, the Corporation shall contribute to the aggregate losses (other than a loss of profit), claims, damages, payments, liabilities, costs and expenses of the nature contemplated by the said indemnity incurred or paid by the Corporation and the Indemnified Person, in the following proportions:

A.

the Agent shall be responsible for 8% thereof in the aggregate; and

B.

the Corporation shall be responsible for the balance;

provided, however, that no Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation and provided that in no case shall any Agent be responsible for any amount in excess of the cash fee actually received from the Corporation under this Agreement and retained by such Agent.

(ii)

In the event that the Corporation is held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall be limited to such contribution in an amount not exceeding the lesser of:

A.

the portion of the amount of the loss or liability giving rise to such contribution for which the particular Agent is responsible as determined in accordance with paragraph  above; and

B.

the amount of the cash fee actually received from the Corporation under this Agreement and retained by such Agent.

(iii)

For purposes of this subsection , each party hereto shall give prompt notice to the other parties hereto of any claim, action, suit or proceeding threatened or commenced in respect of which a claim for contribution may be made under this subsection .

(c)

Held in Trust:  To the extent that the indemnity contained in subsection  hereof is given in favour of a Person who is not a party to this Agreement, the Corporation hereby constitutes the Agent as trustees for such Person for such indemnity and the covenants given by Corporation to such Person in this Agreement.  The Agent hereby accepts such trust and hold such indemnity and covenants for the benefit of such Persons.  The benefit of such indemnity and covenants shall be held by the Agent in trust for the Persons in favour of whom such indemnities and covenants are given and may be enforced directly by such Persons.

12.

Expenses

Whether or not the purchase and sale of the Offered Securities shall be completed as contemplated by this Agreement, all expenses of or incidental to the offering, issue, sale and delivery of the Offered Securities and of or incidental to all matters in connection with the transaction herein set out shall be borne by the Corporation including, without limitation, the reasonable fees (up to a maximum of $15,000 plus applicable taxes) and disbursements (including applicable taxes) of legal counsel for the Agent and the reasonable out-of-pocket expenses (including applicable taxes) of the Agent.

13.

Conditions

All of the terms and conditions contained in this Agreement to be satisfied by the Corporation prior to the Closing Time shall be construed as conditions and any breach or failure by the Corporation to comply with any of such terms and conditions shall entitle the Agent to terminate the obligations thereof to complete the Closing by written notice to that effect given by the Agent to the Corporation prior to the Closing Time.  It is understood and agreed that the Agent may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights thereof in respect of any other such term and condition or any other or subsequent breach or non-compliance; provided that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.  If the Agent shall elect to terminate the obligations thereof to complete the Closing as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder shall be limited to the indemnity referred to in section  hereof, the right to contribution referred to in section  hereof and the payment of expenses referred to in section  hereof.

14.

Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by telecopier on a Business Day to the following addresses:

(a)

in the case of the Corporation:

Crosshair Exploration & Mining Corp.
Suite 2000, 1066 West Hastings Street
Vancouver, BC  V6E 3X2

Attention:

Mark Morabito

Telecopier:

604-601-8250

with a copy to:

Anfield Sujir Kennedy & Durno
Suite 1600, PO Box 10068
609 Granville Street
Vancouver, BC  V7Y 1C3

Attention:

Thea Koshman

Telecopier:

604-669-3877

(b)

in the case of the Agent:

Dundee Securities Corporation

Suite 400

20 Queen Street West

Toronto, Ontario

M5H 3R3

Attention:

Vilma Jones

Telecopier:

416-350-3312

with a copy to:

Catalyst Corporate Finance Lawyers

Suite 1400, 1055 West Hastings Street

Vancouver, BC

V6E 2E9

Attention:

Charlotte Bell

Telecopier:

604-443-7000

Either the Corporation or the Agent may change its address for notice by notice given in the manner aforesaid.  Any such notice or other communication shall be in writing, and unless delivered to a responsible officer of the addressee, shall be given by telecopier, and shall be deemed to have been given on the day on which it was delivered or sent by telecopier.

15.

Right of First Refusal

(a)

The Corporation shall notify the Agent of the terms of any further flow-through financings that it requires or proposes to obtain during the six months following the Closing Date and the Agent shall have the right of first refusal to lead any such financing on the terms set out in the notice delivered to the Agent.  The Agent may exercise the right of first refusal within 15 days following the receipt of the notice by notifying the Corporation that it will provide such financing on the terms set out in the notice.  If the Agent fails to give notice within the 15 days that it will provide such financing upon the terms set out in the notice, the Corporation may then make other arrangements to obtain such financing from another source on the same terms or on terms no less favourable to the Corporation for a period of 60 days thereafter.  The Agent's waiver of its right in respect of any one or more transactions will not constitute a waiver of its right of first refusal in respect of any other transaction.  If another source is not engaged in connection with a transaction where the Agent waives or is deemed to have waived its right of first refusal within 60 days following the date on which the 15 day period set forth above expires, the transaction shall be deemed to be a new transaction requiring the Corporation to give written notice to the Agent as set forth above. The right of first refusal does not terminate if, after receipt of any notice from the Corporation under this section, the Agent fails to exercise or waive the right with respect to any specific financing.

16.

Garnishing Orders

(a)

If at any time, up to and including the Closing Time, the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the subscription price of the Flow-Through Shares, the Agent may pay the amount purportedly attached or garnished into court.

(b)

Any payment by the Agent into court contemplated in the Agreement is deemed to have been received by the Corporation as payment by the Agent against the subscription price of the Flow-Through Shares to the extent of the amount paid, and the Corporation is bound to issue and deliver the Flow-Through Shares proportionately to the amount paid by the Agent.

(c)

The Agent is not bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any monies held by the Agent, and the Agent may act with impunity in replying to any garnishing order or attachment.

(d)

The Corporation will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this section.

17.

Miscellaneous

(a)

Governing Law:  This Agreement shall be governed by and be interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)

Time of Essence:  Time shall be of the essence of this Agreement.

(c)

Survival:  All representations, warranties, covenants and agreements of the Corporation herein contained or contained in any documents contemplated by, or delivered pursuant to, this Agreement or in connection with the purchase and sale of the Offered Securities shall survive the purchase and sale of the Offered Securities and the termination of this Agreement and shall continue in full force and effect for the benefit of the Agent and the Purchasers, regardless of any subsequent disposition of Offered Securities or the Broker Warrant Shares or any investigation by or on behalf of the Agent with respect thereto.

(d)

Counterparts:  This Agreement may be executed by any one or more of the parties to this Agreement by facsimile or in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(e)

Entire Agreement:  This Agreement constitutes the entire agreement between the Corporation and the Agent in connection with the issue and sale of the Offered Securities by the Corporation and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including, but not limited to, any engagement agreement or term sheet relating to the Offering between the Corporation and the Agent.

(f)

Severability:  If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

(g)

Language: The parties hereto acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language.  Les parties aux présentes reconnaissent et confirment qu'elles ont convenu que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

Would you kindly confirm the agreement of the Corporation to the foregoing by executing five duplicate copies of this Agreement and thereafter returning three such executed copies to Dundee Securities Corporation.

Yours truly,

DUNDEE SECURITIES CORPORATION
By:

The undersigned hereby accepts and agrees to the foregoing as of the ______ day of                            , 2004.

CROSSHAIR EXPLORATION & MINING CORP.
By:

SCHEDULE A

[Note: Add in final form of opinion]

Officers' Certificate

[Note: Add in final form of certificate]